UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2019

STONERIDGE, INC.

(Exact Name of Registrant as Specified in its Charter)

Ohio	001-13337	34-1598949
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

39675 MacKenzie Drive, Suite 400, Novi, Michigan 48377

(Address of principal executive offices, and Zip Code)

(248) 489-9300

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, without par value	SRI	New York Stock Exchange

Item 1.01	Entry into a Material Definitive Agreement

On May 7, 2019, Stoneridge, Inc. (the “Company”) entered into a Master Confirmation (the “Master Confirmation”) and a Supplemental Confirmation, together with the Master Confirmation, the Accelerated Share Repurchase Agreement (“ASR Agreement”), with Citibank N.A. (the “Bank”) to purchase Company Common Shares for a payment of $50.0 million (the “Prepayment Amount”). The ASR Agreement was entered into as part of the Company’s previously announced share repurchase program. Under the terms of the ASR Agreement, on May 7, 2019, the Company will pay the Prepayment Amount to the Bank and is expected to receive on or about May 8, 2019 an initial delivery of approximately 1.3 million Company Common Shares, which is approximately 80% of the total number of Company Common Shares expected to be repurchased under the ASR Agreement based on the closing price of the Company’s Common Shares on May 7, 2019. At final settlement, the Bank may be required to deliver additional Common Shares to the Company, or, under certain circumstances, the Company may be required to deliver Company Common Shares or may elect to make a cash payment to the Bank, based generally on the average of the daily volume-weighted average prices of the Company’s Common Shares during a term set forth in the ASR Agreement. The ASR Agreement contains provisions customary for agreements of this type, including provisions for adjustments to the transaction terms, the circumstances generally under which the ASR Agreement may be accelerated, extended or terminated early by the Bank and various acknowledgments, representations and warranties made by the parties to one another.

The foregoing description of the ASR Agreement is qualified in its entirety by reference to the ASR Agreement, a copy of which is attached as Exhibit 10.1 and incorporated herein by reference.

A copy of the press release announcing the Company’s entry into the ASR Agreement is furnished herewith as Exhibit 99.1.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description

10.1	Accelerated Share Repurchase Agreement, dated May 7, 2019, between Stoneridge, Inc. and Citibank

99.1	Press release, dated May 7, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Stoneridge, Inc.

Date: May 7, 2019	/s/ Robert R. Krakowiak
Robert R. Krakowiak, Executive Vice President
Chief Financial Officer and Treasurer (Principal Financial Officer)